                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Experts," "Summary Historical Financial and Other Data of the Company and Specialty Paper Division" and "Selected Historical Financial and Other Data of the Company and Specialty Paper Division" and to the use of our reports dated March 19, 1998 and our report dated March 29, 1998, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-51857) and related Prospectus of PLAINWELL INC. for the registration of $130,000,000 11% Senior Subordinated Notes.




Milwaukee, Wisconsin                            ERNST & YOUNG LLP
July 21, 1998